EXHIBIT 10.7

                              BIOMUNE SYSTEMS, INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT


     Biomune Systems, Inc., a Nevada corporation (the "Company"), hereby grants this 1st day of January, 1993, to Charles J. Quantz, an individual (the "Optionee"), an option to purchase a maximum of thirty thousand (30,000) shares of the Company's Common Stock, $0.0001 par value per share, at the price of Two Dollars and No/100 ($2.00) per share, on the terms and conditions set forth hereinbelow.

     1. Grant Under 1992 Stock Incentive Plan. This option is granted pursuant to and is governed by the Company's 1992 Stock Incentive Plan (the "Plan") and, unless the context requires otherwise, terms used herein shall have the same meanings as set forth in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on the date hereof.

     2. Grant as Non-Qualified Option; Other Options. This option shall be treated for federal income tax purposes as a Non-Qualified Option (rather than as an ISO), and the Committee (as that term is defined in the Plan) or the Board (as that term is defined in the Plan) will take appropriate action, if necessary, to achieve this result. This option is in addition to any other options heretofore or hereafter granted to the Optionee by the Company. A duplicate original of this instrument shall not effect the grant of another option to the Optionee.

     3. Extent of Option if Business Relationship Continues. If the Optionee continues to serve the Company or any Related Corporation (as defined in the Plan) in the capacity of an employee, officer, director or consultant (such service is described herein as maintaining or being involved in a "Business Relationship" with the Company), the Optionee may exercise this option for a maximum of thirty thousand (30,000) shares of the Company's Common Stock, which option may be exercised up to and including the date that is five (5) years from the date this option is granted. The foregoing rights are cumulative and, while the Optionee continues to maintain a Business Relationship with the Company, may be exercised up to and including the date that is five (5) years from the date this option is granted. All of the foregoing rights are subject to Sections 4 and 5 below, as appropriate, if the Optionee ceases to maintain a Business Relationship with the Company or dies, becomes disabled or undergoes dissolution while involved in a Business Relationship with the Company.

     4. Termination of Business Relationship. If the Optionee ceases to maintain a Business Relationship with the Company, other than by reason of death or disability (as those terms are defined in Section 5 below), no further installments of this option shall become exercisable and this option shall terminate upon the passage of ninety (90) days from the date the Business Relationship ceases, but in no event later than the scheduled expiration date of this option. In such a case, the Optionee's only rights hereunder shall be those that are properly exercised before the termination of this option.

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     5. Death; Disability; Dissolution. If the Optionee is a natural person who dies while involved in a Business Relationship with the Company, this option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised on the date of the Optionee's death, by the Optionee's estate, personal representative or beneficiary to whom this option has been assigned pursuant to Section 10 below, at any time within one (1) year after the date of death, but not later than the scheduled expiration date of this option. If the Optionee is a natural person whose Business Relationship with the Company is terminated by reason of Optionee's disability (as that term is defined in the Plan), this option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised on the date the Business Relationship was terminated, at any time within one (1) year after the date of such termination, but not later than the scheduled expiration date of this option. At the expiration of such one year period or the scheduled expiration date of this option, whichever is the earlier, this option shall terminate and the only rights hereunder shall be those as to which the option was properly exercised before such termination. If the Optionee is a corporation, partnership, trust or other entity that is dissolved, liquidated, becomes insolvent or enters into a merger or acquisition with respect to which such Optionee is not the surviving entity at the time when such entity is involved in a Business Relationship with the Company, this option shall immediately terminate as of the date of such event, and the only rights hereunder shall be those as to which this option was properly exercised before such dissolution or other event.

     6. Partial Exercise. Exercise of this option up to the extent above stated may be made in part at any time and from time-to-time within the above limits, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and a fractional share (or cash in lieu thereof) must be issued to permit the Optionee to exercise completely such final installment. Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Optionee in accordance with the terms hereof.

     7. Payment of Option Price. The option price is payable as follows:

          (a) In United States dollars in cash or by check, or any combination of the foregoing, equal in amount to the option price, or (b) in the discretion of the Committee or the Board in cash, by check, by delivery of shares of the Company's Common Stock (as provided in Section 7(b) below), or by any combination of the foregoing, equal in amount to the option price or (c) in the discretion of the Committee or the Board, by delivery of the Optionee's personal recourse promissory note bearing interest payable not less than annually at no less than one hundred percent (100%) of the lowest applicable Federal rate (as defined in Section 1274(d) of the Code), or by any combination of the foregoing, equal in amount to the option price.

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          (b) As provided in Section 7(a) above, payment of such purchase price or any portion thereof may be made with shares of stock of the same class as the shares then subject to this option, if shares of that class are then Publicly Traded (as that term is defined below), such shares to be credited toward such purchase price on the valuation basis set forth below, in which event the stock certificates evidencing the shares to be so used shall accompany the notice of exercise and shall be duly endorsed or accompanied by duly executed stock powers to transfer the same to the Company; provided, however, that such payment in stock instead of cash shall not be effective and shall be rejected by the Company if (i) the Company is then prohibited from purchasing or acquiring shares of the class of its stock tendered to it or (ii) the right or power of the individual or entity exercising the option to deliver such shares in payment of said purchase price is subject to the prior interests of any other individual or entity (excepting the Company), as indicated by legends on the certificate(s) or as known to the Company. For purposes of this Section 7(b): (a) "Publicly Traded" shares are those shares that are listed or admitted to unlisted trading privileges on a national securities exchange or as to which sales or bid and offer quotations are reported in the National Association of Securities Dealers Automated Quotation ("NASDAQ") system operated by the National Association of Securities Dealers, Inc. ("NASD") and (b) for credit toward the purchase price, shares so surrendered shall be valued as of the day immediately preceding the delivery to the Company of the certificate(s) evidencing such shares (or, if such day is not a trading day in the United States securities markets, on the nearest preceding trading day), on the basis of the closing price of stock of that class as reported with respect to the market (or the composite of the markets, if more than one exists) in which such shares are then traded, or if no such closing prices are reported, the lowest independent offer quotation reported therefor in Level 2 of NASDAQ, or if no such quotations are reported, on the basis of the most nearly comparable valuation method acceptable to the Company. If the Company rejects the payment in stock, the tendered notice of exercise shall not be effective hereunder unless promptly after being notified of such rejection the individual or entity exercising the option pays the purchase price in acceptable form. If and while payment of the purchase price with stock is permitted in accordance with the foregoing provisions, the individual or entity then entitled to exercise this option may, in lieu of using previously outstanding shares therefor, use some of the shares as to which this option is then being exercised, in which case the notice of exercise need not be accompanied by any stock certificate(s) but shall include a statement directing the Company to withhold so many of the shares that would otherwise have been delivered upon that exercise of this option as equals the number of shares that would have been transferred to the Company if the purchase price had been paid with previously issued stock.

     If the Optionee delivers shares of Common Stock held by the Optionee ("Old Stock") to the Company in full or partial payment of the option price, and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Optionee and the Company, the Common Stock received by the Optionee upon the exercise of this option shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Optionee paid for such shares of Common Stock by delivering Old Stock to the Company, in addition to any restrictions or limitations imposed by this option.

     No individual or entity shall be entitled to the privileges of stock ownership in respect of any shares of Common Stock issuable upon exercise of this option, unless and until such shares of Common Stock have been issued to such individual or entity as fully paid shares.

     No certificate(s) for shares of Common Stock purchased upon the exercise of this option shall be issued and delivered prior to the admission of such shares to listing on any stock exchange on which shares of that class are then listed, nor unless and until, in the opinion of counsel for the Company, such securities may be issued and delivered without causing the Company to be in violation of or to incur any liability under any federal, state or other securities law, rule or regulation, any requirement of any securities exchange listing agreement to which the Company may be a party or any other requirement of law or of any regulatory agency or body having jurisdiction over the Company or its securities.

     Notwithstanding the foregoing, the Optionee may not pay any part of the exercise price hereof by transferring Common Stock to the Company if such Common Stock is both (i) subject to a substantial risk of forfeiture and (ii) not transferable within the meaning of Section 83 of the Code.

     8. Agreement to Purchase for Investment. By acceptance of this option, the Optionee agrees that a purchase of shares under this option will not be made with a view to their distribution (as that term is used in the Securities Act of 1933, as amended (the "1933 Act")) unless in the opinion of counsel to the Company such distribution is in compliance with or exempt from the registration requirements of the 1933 Act, and the Optionee agrees to sign a certificate to such effect at the time of exercising this option and agrees that the certificate(s) for the shares of the Company's Common Stock so purchased may be inscribed with a legend to ensure compliance with the requirements of the 1933 Act. The Optionee understands that the transferability of this option and the underlying shares of the Company's Common Stock are restricted. The Optionee has had access to all information required by the Optionee to make an investment decision and the Optionee has had an opportunity to ask questions of and receive answers from the Company pertaining to the Company, its business, this option and the underlying shares of the Company's Common Stock.

     9. Method of Exercising Option. Subject to the terms and conditions set forth herein, this option may be exercised by written notice to the Company at the principal executive office of the Company, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of shares of the Company's Common Stock in respect of which this option is being exercised and shall be signed by the individual(s) so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares of the Company's Common Stock, and the Company shall deliver a certificate(s) representing such shares as soon as practicable after the notice shall be received. The certificate(s) for the shares as to which this option shall have been so exercised shall be registered in the name of the individual(s) so exercising this option (or, if this option shall be exercised by the Optionee and if the Optionee shall so request in the notice of exercise, shall be registered in the name of the Optionee and another individual jointly, with full rights of survivorship) and shall be delivered as provided above to or upon the written order of the individual(s) exercising this option. In the event this option shall be exercised, pursuant to Section 5 above, by any individual(s) other than the Optionee, such notice of exercise shall be accompanied by appropriate proof of the right of such individual(s) or persons to exercise this option. All shares of the Company's Common Stock that shall be purchased upon the exercise of this option as provided herein shall be fully paid and non-assessable.

     10. Option Not Transferable. This option is not transferable or assignable except by will or by the law of descent and distribution or except as permitted by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"). The Optionee can exercise this option only during the Optionee's lifetime.

     11. No Obligation to Exercise Option. The grant and acceptance of this option imposes no obligation on the Optionee to exercise this option.

     12. No Obligation to Continue Business Relationship. The Company and any Related Corporation is not, pursuant to the Plan or this option, obligated to continue to maintain a Business Relationship with the Optionee.

     13. No Rights as Stockholder Until Option Exercised. The Optionee shall have no rights as a stockholder with respect to shares of the Company's Common Stock subject to this option until a stock certificate(s) therefor has been issued to the Optionee and is fully paid for. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date a stock certificate is issued.

     14. Capital Changes and Business Successions. Subject to Section 19 below, the Plan contains provisions regarding the treatment of options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to shares of the Company's Common Stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference. In general, the Optionee should not assume that options necessarily would survive the acquisition of the Company. In particular, without affecting the generality of the foregoing, it is understood that for the purposes of Sections 3 through 5 above, employment by the Company includes employment by a Related Corporation.

     15. Withholding Taxes. By accepting this option the Optionee agrees that the Company may withhold from the Optionee's wages or other remuneration the appropriate amount of federal, state and local taxes attributable to the Optionee's exercise of any installment of this option. At the Company's discretion, the amount required to be withheld may be withheld in cash from such wages or other remuneration, or in kind from the Common Stock otherwise deliverable to the Optionee upon the exercise of this option. The Optionee further agrees that, if the Company does not withhold an amount from the Optionee's wages or other remuneration sufficient to satisfy the Company's withholding obligation, the Optionee will reimburse the Company upon demand, in cash, for the amount underwithheld.

     16. Company's Right of First Refusal.

          (a) Exercise of Right. If the Optionee desires to sell all or any part of the shares acquired under this option (including any securities received in respect thereof pursuant to any stock dividend, stock split, reclassification, reorganization, recapitalization or the like), and an offeror (the "Offeror") has made an offer therefor, which offer the Optionee desires to accept, the Optionee shall: (i) obtain in writing an irrevocable and unconditional bona fide offer (a "Bona Fide Offer") for the purchase thereof from the Offeror and (ii) give written notice (the "Option Notice") to the Company setting forth the Optionee's desire to sell such shares, which Option Notice shall be accompanied by a photocopy of the original executed Bona Fide Offer and shall set forth at least the name and address of the Offeror and the price and terms of the Bona Fide Offer. Upon receipt of the Option Notice, the Company shall have an assignable option to purchase any or all of such shares (the "Option Shares") specified in the Option Notice, such option to be exercisable by giving, within thirty (30) days after receipt of the Option Notice, a written counter-notice to the Optionee. If the Company elects to purchase any or all of such Option Shares, it shall be obligated to purchase, and the Optionee shall be obligated to sell to the Company, such Option Shares at the price and terms indicated in the Bona Fide Offer within sixty (60) days from the date of receipt by the Company of the Option Notice.

          (b) Sale of Option Shares to Offeror. The Optionee may sell, pursuant to the terms of the Bona Fide Offer, any or all of such Option Shares not purchased or agreed to be purchased by the Company during the period that is sixty (60) days after the expiration of the thirty (30) day period during which the Company may give the aforesaid counter-notice; provided, however, that the Optionee shall not sell such Option Shares to the Offeror if the Offeror is a competitor of the Company and the Company gives written notice to the Optionee, within thirty (30) days of its receipt of the Option Notice, stating that the Optionee shall not sell the Option Shares to the Offeror; provided, further, that prior to the sale of such Option Shares to the Offeror, the Offeror shall execute an agreement with the Company pursuant to which the Offeror agrees to be subject to the restrictions set forth in this Section 16. If any or all of such Option Shares are not sold pursuant to a Bona Fide Offer within the time permitted above, the unsold Option Shares shall remain subject to the terms of this Section 16.

          (c) Adjustments for Changes in Capital Structure. If there shall be any change in the Company's Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination or exchange of shares or the like, the restrictions contained in this Section 16 shall apply with equal force to additional and/or substitute securities, if any, received by the Optionee in exchange for, or by virtue of his or her ownership of, Option Shares.

          (d) Failure to Deliver Option Shares. In the event the Optionee fails or refuses to deliver on a timely basis a duly endorsed certificate(s) representing the Option Shares to be sold to the Company pursuant to this
Section 16, the Company shall have the right to deposit the purchase price for the Option Shares in a special account with any bank or trust company in the State of Utah, giving notice of such deposit to the Optionee, whereupon such Option Shares shall be deemed to have been purchased by the Company. All such monies shall be held by the bank or trust company for the benefit of the Optionee. All monies deposited with the bank or trust company remaining unclaimed for two (2) years after the date of deposit shall be repaid by the bank or trust company to the Company upon demand and the Optionee shall thereafter look only to the Company for payment. The Company may place a legend on any stock certificate(s) delivered to the Optionee reflecting the restrictions on transfer set forth in this Section 16.

     17. No Exercise of Option if Business Relationship Terminated for Misconduct. If the Business Relationship of the Optionee is terminated for "Misconduct," this option shall terminate on the date of such termination of the Business Relationship and all unvested or unexercised options shall thereupon no longer be exercisable to any extent whatsoever. For purposes of this Section 17, "Misconduct" is conduct, as determined by the Board, involving one or more of the following: (i) the substantial and continuing failure of the Optionee to render services to the Company in accordance with the terms or requirements of the Business Relationship; (ii) a determination by two-thirds (2/3) of the members of the Board that the Optionee has inadequately performed the requirements of the Business Relationship; (iii) disloyalty, gross negligence, dishonesty or breach of a fiduciary duty owed to the Company; (iv) the commission of an act of embezzlement, fraud, disloyalty, dishonesty or deliberate disregard of the rules or policies of the Company that results in loss, damage or injury to the Company, whether directly or indirectly; (v) the unauthorized disclosure of any trade secret or confidential information owned by the Company; or (vi) the commission of an act that constitutes unfair competition with the Company or that induces any customer or client of the Company to break a contract or agreement with the Company. In making such determination, the Board shall act fairly and in utmost good faith and shall give the Optionee an opportunity to appear and be heard at a hearing before the Board or the Committee and to present evidence on the Optionee's behalf. For purposes of this Section 17, termination of the Business Relationship shall be deemed to occur when the Optionee receives notice that the Business Relationship is terminated.

     18. Company's Right of Repurchase.

          (a) Right of Repurchase. If any of the events specified in Section 18(b) below occur, then:

               (i) with respect to shares acquired upon exercise of this option prior to the occurrence of such event, within sixty (60) days after the Company receives actual knowledge of the event, and

               (ii) with respect to shares acquired upon exercise of this option after the occurrence of such event, within sixty (60) days following the later of the date of such exercise or the date the Company receives actual knowledge of such event,

(in either case, the "Repurchase Period"), the Company shall have the option, but not the obligation, to repurchase all, but not less then all, of the shares from the Optionee or the Optionee's legal representatives, as the case may be (the "Repurchase Option"). The Repurchase Option shall be exercised by the Company by giving the Optionee, or the Optionee's legal representative, written notice of its intention to exercise the Repurchase Option on or before the last day of the Repurchase Period, and, together with such notice, tendering to the Optionee or the Optionee's legal representative, an amount equal to the higher of the option price or the fair market value of the shares. The Company may, in exercising the Repurchase Option, designate one or more nominees to purchase the shares either within or without the Company. Upon timely exercise of the Repurchase Option in the manner provided in this Section 18(a), the Optionee or the Optionee's legal representative shall deliver to the Company the stock certificate(s) representing the shares being repurchased, duly endorsed and free and clear of any and all liens, charges and encumbrances.

     If shares are not purchased under the Repurchase Option, the Optionee and the Optionee's successor in interest, if any, will hold any such shares in his or her possession subject to all of the provisions of this option.

          (b) Company's Right to Exercise Repurchase Option. The Company shall have the Repurchase Option in the event any of the following event occurs:

               (i) The termination of the Optionee's Business Relationship with the Company or any Related Corporation, voluntarily or involuntarily, for any reason whatsoever, including death or permanent disability, prior to the time this option shall be fully vested as provided in
          Section 3 above;

               (ii) The receivership, bankruptcy or other creditors' proceeding regarding the Optionee or the taking of any of the Optionee's shares acquired upon exercise of this option by legal process, such as a levy of execution;

               (iii) Distribution of shares held by the Optionee to the Optionee's spouse as such spouse's joint or community property interest pursuant to a decree of dissolution, divorce, property settlement agreement, operation of law or for any other reason, except as may be otherwise permitted by the Company; or

               (iv) The termination of the Optionee's Business Relationship by the Company for Misconduct (as that term is defined in Section 17 above).

          (c) Determination of Fair Market Value. The fair market value of the shares subject to this option shall be, for purposes of this Section 18, an amount per share determined on the basis of the price at which shares of the Common Stock could reasonably be expected to be sold in an arms-length transaction for cash, other than on an installment basis, to a person not employed by, controlled by, in control of or under common control with the Company. Fair market value shall be determined by the Board, giving due consideration to recent grants of ISOs for shares of Common Stock, recent transactions involving shares of the Common Stock, if any, earnings of the Company to the date of such determination, projected earnings of the Company, the effect of the transfer restrictions to which the shares are subject under applicable law and this option, the existence or absence of a public market for the Common Stock and such other matters as the Board deems pertinent. The determination by the Board of the fair market value shall be conclusive and binding. The fair market value of the shares shall be determined as of the day on which the event occurs.

     19. Changes in Control. Notwithstanding any other provision hereof, this option shall accelerate so that the Optionee (if the Optionee is an employee of the Company or any Related Corporation) shall have the right, at all times until the expiration or earlier termination of the option, to exercise the unexercised portions of this option, including the portions thereof that would, but for this
Section 19, not yet be exercisable, from and after any Involuntary Termination (as that term is defined below) within twenty-four (24) months after a Change in Control (as that term is defined below) that occurs while the Optionee is an employee of the Company or any Related Corporation. For purposes of this Section 19: (a) an "Involuntary Termination" is any termination of the Optionee's employment with the Company or any Related Corporation for reasons other than
(i) the Optionee's death, (ii) the Optionee's total disability (as that term is defined in the Plan), (iii) the Optionee's retirement under circumstances that entitle the Optionee to full benefits under one or another of his employer's retirement or pension plans or programs generally applicable to salaried employees or (iv) termination for Misconduct (as that term is defined in Section 17 above) and (b) a "Change in Control" means any of the following events if they occur after the date of grant of this option and after the class of stock then subject to this option becomes Publicly Traded (as that term is defined in Section 7(b) above): the direct or indirect beneficial ownership (within the meaning of Section 13(d) of the 1934 Act and Regulations 13D through G thereunder) of thirty percent (30%) or more of the class of securities then subject to this option is acquired or becomes held by any person or group of persons (within the meaning of Section 13(d)(3) of the 1934 Act), or the sale, mortgage, lease or other transfer in one or more transactions not in the ordinary course of the Company's business or assets or earning power constituting more than fifty percent (50%) of the assets or earning power of the Company and its Related Corporations (taken as a whole) to any such person or group of persons.

     20. Governing Law. This option shall be governed by and interpreted in accordance with the laws of the State of Utah.

     21. Holding Period. By accepting this option, the Optionee acknowledges that if the shares acquired upon exercise of this option are not held for at least six (6) months following the date of grant, the grant of this option will be deemed a purchase that may be matched against any sale of the Company's securities occurring within six (6) months of the grant and may create liability for the Optionee pursuant to Section 16(b) of the 1934 Act.

     IN WITNESS WHEREOF, the Company executed this option on January 1, 1993 effective as of the date first set forth above.

                                         THE COMPANY:

                                         BIOMUNE SYSTEMS, INC.,
                                         a Nevada corporation



                                         By:  /s/ David G. Derrick
                                              David G. Derrick
                                              Its:  President